                                                                 EXHIBIT 10.3

                         SECOND AMENDMENT TO INSURANCE
                         -----------------------------
             PREMIUM FINANCING MANAGEMENT AGREEMENT AND GUARANTIES
             -----------------------------------------------------

     THIS SECOND AMENDMENT TO INSURANCE PREMIUM FINANCING MANAGEMENT AGREEMENT AND GUARANTIES is made as of the 28th day of February, 1996, by and among Pan American Bank, a federal savings bank (the "Bank"), BPN Corporation, a California corporation (the "Contractor"), and Cornelius J. O'Shea and Peter Walski and Barbara Walski (individually, a "Guarantor" and collectively the "Guarantors").

                                   RECITALS:
                                   ---------

     A. Bank and Contractor are parties to that certain Insurance Premium Financing Management Agreement, dated May 17, 1995 under which Contractor is to provide Bank with management and related administrative services in connection with the operation of the insurance premium finance loan business to be conducted by the Bank (the "Agreement"). Guarantors are the sole shareholders of Contractor and have guarantied the payment of certain obligations of Contractor arising under the Agreement under Guaranties dated as of May 17, 1995 (each a "Guaranty" and collectively the "Guaranties"), subject to the dollar limitations set forth therein.

     B. Guarantors and Contractor and the Bank agreed to increase the gross aggregate amount of IPF Loans for broker fee financing (as defined in the Agreement) to be provided to brokers in accordance with the provisions of
Section 3.3(f) of the Agreement from $200,000 to $1,500,000 and as amended and more fully set forth in The First Amendment to the Insurance Premium Financing
                        -------------------
Management Agreement and Guaranties dated October 1995, including Schedule 1 thereof ("The First Amendment").

     C. Under the terms of The First Amendment, while aggregate broker loans could increase to $1,500,000, the maximum net brokers fees outstanding at any time before broker cash reserves (assumed to be a minimum of $375,000) would not exceed $750,000 (as more fully set forth in Schedule 1 to The First Amendment) or $375,000 after the broker reserves; and accordingly the Bank's risks exposure from loss was to be limited to $187,500 (50% share of losses up to $375,000).

     D. Furthermore, Schedule 1 to The First Amendment provided that the maximum net brokers fees outstanding to the Eastwood Insurance Broker before their broker cash reserves would not exceed $500,000, as part of the $750,000 limit referred to in C. above.

     E. Guarantors and Contractor desire to have the Bank increase its funding to allow for an increase in IPF loans so that the amount of net brokers fees outstanding may exceed $750,000 and increase the single amount limit to Eastwood beyond $500,000.

     F. The Bank is willing to increase such financing but only if its total exposure from broker fee financing does not exceed $187,500, the original amount agreed to, and Guarantors and Contractor guaranty,indemnify and hold harmless the Bank from any losses up to 50% of the first $375,000 of losses but not exceeding $187,500.


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

     G. All capitalized terms used herein and not otherwise defined shall have the meaning set forth therefor in the Agreement.

     NOW, THEREFORE, the parties hereto agree as follows:

1.   Modifications to the Agreement, the Agreement is hereby amended by adding
     ------------------------------
     to the end of subsection 13.1 as follows:

     "further provided, however and included in the foregoing contractor's indemnification of the Bank, Contractor hereby agrees that from this date forward until June 30, 1996 it will assume all risk, liabilities and costs resulting from losses in financing IPF broker fee loans in an amount exceeding the sum determined as follows,

     a. The amount of IPF loans for brokers' fees financed by the Bank will be aggregated, as well as tracked by each individual broker loan, and accounted for, including payments and advances, on a daily basis by Contractor.

     b. Any cash reserves collected from brokers as security in connection with financing brokers' fees and deposited with the Bank, shall be available to offset losses resulting from uncollected and unearned brokers' fees upon IPF contract cancellation and as to each broker based on their deposits.

     c. If any broker fee is not repaid from customer contract payments or directly from a broker to reimburse for unearned brokers fee resulting from canceled contract within 90 days after presentment of the claim to the broker by Contractor (which presentment will be within 60 days after contract cancellation), then the balance owning shall be recovered from the cash reserve account, and to the extent the reserve is not sufficient to pay the unearned broker fee portion of the total loan, then the unsecured and unpaid portion shall be deemed to be a loss.

     d. The Bank's share of such losses shall in no event exceed $187,500, based on 50% of the amount such unsecured loan losses up to $375,000; and Contractor shall assume all losses in excess thereof.

     e. The total net outstanding amount of IPF broker loans financed (as defined in Schedule 1 to The First Amendment to now) by the Bank at any time, shall not exceed $1.25 million.

     f. Contractor shall deliver to the Bank from time to time current financial statements and adequate collateral as may be reasonably required by the Bank to secure its obligation to the Bank.

     g. On or before July 1, 1996 and in no event later than May 17, 1997 the parties shall take the steps necessary to track and document the actual performance of the broker loan financing and reassess the risk therefrom and reach a mutual agreement to modify or replace this Second Amendment; however it shall remain in full force and effect until either mutually modified or replaced.

2. Modification to the Guaranties. The Guaranties are hereby amended as follows:

     a. The Guaranty of Cornelius J. O'Shea is amended adding to the end of paragraph 13 thereof the following sentence:

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           "In addition to the foregoing liability of Guarantor there shall be an amount equal to 40% of any loss resulting from any sums owing to Bank and not paid by BPN Corporation under the last phrase of Section
           13.1 of that certain Insurance Premium Financing Management Agreement dated May 17, 1995, as modified by the Second Amendment to such Agreement.

     b. The Guaranty of Peter Walski and Barbara Walski shall be amended by adding to the end of paragraph 13 hereof the following sentence:

           "In addition to the foregoing liability of Guarantor there shall be an amount equal to 60% of any loss resulting from any sums owing to Bank and not paid by BPN Corporation under the last phrase of Section
           13.1 of that certain Insurance Premium Financing Management Agreement dated May 17, 1995, as modified by the Second Amendment to such Agreement.

3. Guarantors jointly agree to deliver to the Bank from time to time current individual financial statements and adequate collateral as may be reasonably required by the Bank to secure their obligation to the Bank.

4.   Except as modified by this Amendment and The First Amendment, all other
                                              -------------------
     terms and provisions of the Agreement and the Guaranties shall remain in full force and effect, without modification.


     IN WITNESS WHEREOF, the undersigned have executed the foregoing Amendment.


BANK:                                       PAN AMERICAN BANK
----                                        a Federal Savings Bank


                                            By: /s/ LAWRENCE J. GRILL
                                               ----------------------------
                                            Its: President
                                                ---------------------------

CONTRACTOR:                                 BPN CORPORATION
----------                                  a California Corporation

                                            By: /s/ PETER A. WALSKI
                                               ----------------------------
                                            Its: PRES
                                                ---------------------------

GUARANTORS:                                 /s/ CORNELIUS J. O'SHEA
----------                                  -------------------------------
                                            CORNELIUS J. O'SHEA

                                            /s/ PETER A. WALSKI
                                            -------------------------------
                                            PETER A. WALSKI

                                            /s/  BARBARA WALSKI
                                            -------------------------------
                                            BARBARA WALSKI


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